Exhibit 10.3

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT is entered into as of January 5, 2010 by and between NEWSTAR FINANCIAL, INC., a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party hereto (the “Subsidiary Guarantors” and, together with the Company, the “Grantors”), and FORTRESS CREDIT CORP., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders from time to time party to the Note Agreement referred to below.

PRELIMINARY STATEMENT

The Company, the Administrative Agent and the Holders are entering into a Note Agreement dated as of January 5, 2010 (as it may be amended or modified from time to time, the “Note Agreement”). The Grantors are entering into this Pledge and Security Agreement (as it may be amended or modified from time to time, this “Security Agreement”) in order to induce the Holders to enter into, and extend credit to the Company under, the Note Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Note Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement.

1.2. Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the New York UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the New York UCC.

“Collateral” means all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including, without limitation, Equity Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that the term “Collateral” shall not include any Excluded Collateral.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

“Default” means an event described in Section 5.1.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the New York UCC.

“Designated Investment Vehicle” means an Investment Vehicle (i) all of the Capital Stock and other Equity Rights of which have been pledged to the Administrative Agent hereunder and (ii) as to which the pledge described in the foregoing clause (i) required the consent of the related Securitization Agent and such Securitization Agent has granted such consent pursuant to a written agreement satisfactory to the Administrative Agent.

“Documents” shall have the meaning set forth in Article 9 of the New York UCC.

“Equipment” shall have the meaning set forth in Article 9 of the New York UCC.

“Equity Rights” means any securities, dividends or other distributions and any other right (including, without limitation, voting, management and other powers) or property which any Grantor shall receive or shall become entitled to receive or exercise for any reason whatsoever with respect to, or in substitution for or in exchange for, any securities or other ownership interests in a Person and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the New York UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC.

“Holders” has the meaning specified in the Note Agreement.

“Instruments” shall have the meaning set forth in Article 9 of the New York UCC.

“Inventory” shall have the meaning set forth in Article 9 of the New York UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the New York UCC.

“Membership Interest Transfer Certificate” means a LLC Membership Interest Pledgee Transferee Certificate or similar transfer certificate executed and delivered by the Administrative Agent and the Holders to the designated manager of a Subsidiary of the Company with respect to the Capital Stock of such Subsidiary which is being pledged to the Administrative Agent hereunder.

“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Other Collateral” means any property of any Grantor not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, and Investment Property including, without limitation, all cash on hand, letter-of-credit rights, letters of credit, Equity Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Grantors other than Excluded Collateral.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property and Instruments, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means the Obligations.

“Secured Parties” means the Holders, the Administrative Agent and each other Person to which any Secured Obligation is owed.

“Securitization Agent” has the meaning set forth in Section 8.17.

“Securitization Facility” has the meaning set forth in Section 8.17.

“Security” has the meaning set forth in Article 8 of the New York UCC.

“Supplement” means a supplement to this Security Agreement executed by a Subsidiary Guarantor in the form attached as Exhibit “E”.

“Unencumbered Asset Collection Event” means the occurrence of an Event of Default under Section 9.01(a), Section 9.01(c) or Section 9.01(g) of the Note Agreement. For avoidance of doubt, any failure of the Company to pay all Obligations declared to be due and payable by the Administrative Agent upon the acceleration of such Obligations following an Event of Default in accordance with Section 9.02(b) of the Note Agreement shall constitute an Event of Default under Section 9.01(a) of the Note Agreement for purposes of this definition.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the Secured Parties as the date hereof, as of the Closing Date and as of each date that a Revolving Loan is made under the Note Agreement that:

3.1. Title, Authorization, Validity and Enforceability. Each Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 7.02 of the Note Agreement, and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each Grantor of this Security Agreement has been duly authorized by proper corporate or limited liability company, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all now owned and hereafter acquired Collateral. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit “D”, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 7.02 of the Note Agreement.

3.2. Conflicting Laws and Contracts. Neither the execution and delivery by any Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will (a) contravene or Conflict with such Grantor’s Organizational Documents, (b) Conflict with, or result in the creation of any Lien (other than any Lien of the Administrative Agent on behalf of the Secured Parties) under (i) any material Contractual Obligation to which such Grantor is a party or (ii) any Judgment or arbitral award to which such Person or its property is subject or (c) violate any Law, except, in the case of the foregoing clauses (b) and (c), to the extent that such Conflict or violation could not reasonably be expected to result in a Material Adverse Effect.

3.3. Type and Jurisdiction of Organization. Each Grantor is a corporation or limited liability company organized under the laws of the State of Delaware or, in the case of a Grantor that becomes a party hereto after the Closing Date, the laws of its jurisdiction of organization as specified in the related Supplement.

3.4. Principal Location. Except for any changes occurring after the Closing Date and disclosed by the Grantors to the Administrative Agent in accordance with Section 4.1.7, each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A” and no Grantor has any other place of business at which the aggregate value of the Inventory, Equipment and Fixtures exceeds $250,000, except those set forth in Exhibit “A”.

3.5. Property Locations. Except for any changes occurring after the Closing Date and disclosed by the Grantors to the Administrative Agent in accordance with Section 4.1.7, the Inventory, Equipment and Fixtures having an aggregate value in excess of $250,000 are located solely at the locations described in Exhibit “A”. All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part C of Exhibit “A”.

3.6. No Other Names. Except as set forth on Exhibit “A”, no Grantor has conducted business under any name except the name in which it has executed this Security Agreement or the related Supplement pursuant to which it became a party hereto, which is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization.

3.7. [Reserved].

3.8. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of the Grantors relating thereto and in all invoices and reports with respect thereto furnished to the Administrative Agent by any Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, each Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

3.9. Filing Requirements. None of the Equipment is covered by any certificate of title, except motor vehicles, aircraft or other registered mobile equipment having an aggregate value of less than $500,000. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) motor vehicles, aircraft or other registered mobile equipment and (b) patents, trademarks and copyrights held by any Grantor and described on Exhibit “B”.

3.10. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed in any jurisdiction except (i) financing statements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) as permitted by Section 4.1.6.

3.11. Federal Employer Identification Number. Each Grantor’s Federal employer identification number is as set forth on Exhibit “A”.

3.12. State Organization Number. Each Grantor’s State organization number (if any) is as set forth on Exhibit “A”.

3.13. Pledged Securities; Other Investment Property; CLO Notes. Exhibit “C” sets forth a complete and accurate list of the Collateral consisting of (a) CLO Notes held directly by any Grantor and constituting Instruments, (b) CLO Notes held by any securities intermediary and credited to any Securities Account owned by any Grantor and (c) Capital Stock and other Equity Rights in Subsidiaries of the Company, all of which have been delivered to the Administrative Agent (other than Capital Stock and other Equity Rights in Subsidiaries not evidenced by a certificate or Instrument) or are held in a Securities Account that is subject to a Securities Account Control Agreement. Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit “C” as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and Liens permitted by Section 7.02 of the Note Agreement. Each Grantor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are Capital Stock or other Equity Rights in a Person have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any Collateral constituting Investment Property and consisting of partnership or limited liability company interests held directly by a Grantor, such interests are either certificated or, if such interests are not certificated, the Grantors shall have so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1. General.

4.1.1. Inspection. Upon reasonable advance written notice to the Company, each Grantor will permit the Administrative Agent, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of the Grantors relating to the Collateral and (iii) to discuss the Collateral and the related records of the Grantors with, and to be advised as to the same by, each Grantor’s officers and employees, all at such reasonable times and intervals and during such normal business hours as the Administrative Agent may determine, and all at the Administrative Agent’s expense; provided, however, that when an Event of Default exists, the Administrative Agent may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

4.1.2. Taxes. Each Grantor will pay when due all material taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien (other than Customary Permitted Liens) exists.

4.1.3. Records and Reports; Notification of Default. Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Administrative Agent, with sufficient copies for each of the Holders, such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request.

4.1.4. Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain (a) a first perfected security interest in the Collateral (subject to Liens permitted by Section 7.02 of the Note Agreement) and (b) Control of any Collateral consisting of CLO Notes or Capital Stock or other Equity Rights in Subsidiaries of the Company constituting Investment Property. Each Grantor will take all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder. Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent to file one or more financing statements against such Grantor in such jurisdictions as the Administrative Agent may select identifying the collateral as “all assets”, “all property” or words of similar import.

4.1.5. Disposition of Collateral; Releases. No Grantor will sell, lease or otherwise dispose of the Collateral except dispositions permitted pursuant to Section 7.04 of the Note Agreement. Upon any Disposition by any Grantor of any Collateral to a party other than another Grantor, in each case that is permitted by and otherwise in accordance with the terms of the Note Agreement and this Security Agreement, the pledge, security interest and lien of the Administrative Agent in such Collateral, and in all Collateral Revenues and other Proceeds thereafter paid with respect to such Collateral (but not in the proceeds of such Disposition) shall, automatically and immediately upon such Disposition, and without any further action on the part of the Administrative Agent, be released except to the extent of the interest, if any, in such Collateral which is then retained by any Grantor. Within two Business Days after the request of the Company (which request may be submitted prior to such disposition, provided that the Administrative Agent shall have no obligation to deliver any such Collateral or execute any such release prior to the consummation of such disposition) in respect of a Disposition permitted by Section 7.04 of the Note Agreement, the Administrative Agent shall deliver to the Company any Collateral so released that is then held by the Administrative Agent hereunder and execute and deliver to the Company a Partial Release in the form of Exhibit “F” attached hereto and such other releases or other documents, if any, as the Company shall reasonably request to evidence such release of Liens; provided that the Administrative Agent shall not be required to execute a Partial

Release unless and until it shall have received a certification from the Company that such Disposition is permitted by Section 7.04 of the Note Agreement and that after giving effect thereto and the application of the proceeds thereof, the Coverage Test shall be satisfied.

4.1.6. Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except Liens permitted pursuant to Section 7.02 of the Note Agreement.

4.1.7. Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(a)	not change its state of organization, except as otherwise permitted under Section 7.03 of the Note Agreement;

(b)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A;” and

(c)	not (i) change its name or taxpayer identification number or (ii) change its mailing address,

unless, such Grantor shall have given the Administrative Agent not less than 30 days’ prior written notice of such event or occurrence and shall have delivered to the Administrative Agent such information relating to such event or occurrence, and taken such other actions, as the Administrative Agent shall reasonably request to enable it to take any actions necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral.

4.1.8. Other Financing Statements. No Grantor will sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

4.2. Receivables.

4.2.1. [Reserved].

4.2.2. Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables.

4.2.3. [Reserved].

4.2.4. [Reserved].

4.3. Inventory and Equipment.

4.3.1. Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in reasonably good repair and working and saleable condition, except as could not reasonably be expected to have a Material Adverse Effect and except for ordinary wear and tear in respect of the Equipment.

4.3.2. Insurance. Each Grantor will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of the Administrative Agent, on behalf of the Secured Parties, and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to the Administrative Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Administrative Agent as is consistent with sound business practices for entities with lines of business substantially similar to those lines of business conducted by the Grantors and (iii) furnish to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time, copies of all policies of insurance on the Collateral and certificates with respect to such insurance.

4.3.3. [Reserved].

4.4. Instruments, Securities, Chattel Paper and Documents. Each Grantor will (i) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of Collateral consisting of (x) CLO Notes held directly by such Grantor and constituting Instruments or (y) certificates evidencing Capital Stock or other Equity Rights held directly by the Grantors in Subsidiaries of the Company and (ii) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any Collateral consisting of (x) CLO Notes held directly by such Grantor and constituting Instruments or (y) certificates evidencing Capital Stock or other Equity Rights held directly by the Grantors in Subsidiaries of the Company.

4.5. Uncertificated Securities and Certain Other Investment Property. With respect to any Collateral consisting of Investment Property held directly by a Grantor and not represented by certificates, such Grantor will enter into, and with cause the issuer of such Investment Property to enter into, a control agreement in favor of the Administrative Agent with respect to such Investment Property, such control agreement to be reasonably satisfactory in form and substance to the Administrative Agent. To the extent required by Section 6.11 of the Note Agreement, each Grantor will, with respect to Collateral consisting of Securities Accounts or other Investment Property held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement or other control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. Each Grantor also agrees and acknowledges that it has instructed each Subsidiary Guarantor in which it holds an interest (and each Subsidiary Guarantor confirms its receipt of and agreement to follow such instruction) to follow the Administrative Agent’s instructions with respect to all uncertificated securities issued by each such Subsidiary Guarantor and included in the Collateral without further consent by the Company, any Subsidiary Guarantor or any other Person.

4.6. Capital Stock and Other Ownership Interests.

4.6.1. [Reserved]

4.6.2. Issuance of Additional Securities. With respect to any Collateral consisting of Capital Stock or other Equity Rights in a Person which is a wholly-owned Subsidiary of the Company as of the date hereof, no Grantor will permit or suffer the issuer of such Capital Stock or other Equity Rights to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor.

4.6.3. Registration of Pledged Securities and other Investment Property. In the event that an Event of Default has occurred and is continuing, each Grantor will permit any registerable Collateral owned by it (other than any Capital Stock or other Equity Rights in any Investment Vehicle) to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent.

4.6.4. Exercise of Rights in Pledged Securities and other Investment Property. Subject to the immediately succeeding sentence, each Grantor shall have the right to exercise all voting rights or other rights relating to all Collateral consisting of Capital Stock or other Equity Rights owned by such Grantor for all purposes not inconsistent with this Agreement or the Note Agreement. Each Grantor will permit, and hereby authorizes, the Administrative Agent or its nominee at any time that an Event of Default has occurred and is continuing, upon written notice to such Grantor, to exercise all voting, management and other rights and powers relating to all Collateral consisting of Capital Stock or other Equity Rights owned by such Grantor (other than any Collateral consisting of Capital Stock or other Equity Rights in any Investment Vehicle), including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any ownership interests or Investment Property in or of a Person (other than any Investment Vehicle) and all other Capital Stock or other Equity Rights (other than Capital Stock or other Equity Rights with respect to any Investment Vehicle) as if it were the absolute owner thereof.

4.6.5. Further Evidence of Authority. Each Grantor shall execute and deliver to the Administrative Agent, from time to time upon the Administrative Agent’s reasonable request, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the rights and powers it is entitled to exercise pursuant to this Security Agreement.

4.7. Deposit Accounts. Each Grantor will cause each bank or other financial institution in which it maintains a Deposit Account to enter into a Deposit Account Control Agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent in order to give the Administrative Agent Control of such Deposit Account, in each case, to the extent required under Section 6.10 of the Note Agreement.

4.8. Letter-of-Credit Rights. If any Grantor becomes the beneficiary of a letter of credit having a face amount in excess of $250,000, such Grantor will upon the Administrative Agent’s request, cause the issuer of such letter of credit to consent to the assignment of proceeds of the letter of credit in order to give the Administrative Agent Control of the letter-of-credit rights to such letter of credit.

4.9. Federal, State or Municipal Claims. Each Grantor will notify the Administrative Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, in each case, in an amount in excess of $250,000, the assignment of which claim is restricted by federal, state or municipal law.

ARTICLE V

DEFAULT

5.1. Events of Default. The occurrence of an Event of Default under the Note Agreement shall constitute an Event of Default hereunder.

5.2. Remedies. Subject to Sections 7.2, 8.15, 8.17 and 8.18, at any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Holders, exercise any or all of the following rights and remedies:

5.2.1. Those rights and remedies provided in this Security Agreement, the Note Agreement, or any other Note Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to a Default.

5.2.2. Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.2.3. Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.

The Administrative Agent, on behalf of the secured parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.3. Debtor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

5.3.1. Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places specified by the Administrative Agent.

5.3.2. Secured Party Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4. License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, each Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

5.5. Securities Laws. In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal

Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.5 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Holders required under Section 9.02 of the Note Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1. [Reserved].

7.2. Collection of Receivables. The Administrative Agent may at any time that an Unencumbered Asset Collection Event has occurred and is continuing, by giving any Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables of the Secured Parties’ interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Section 7.4. Notwithstanding anything to the contrary set forth herein or in any other Note Document, the Administrative Agent shall not have any right to require that any Receivables be paid directly to the Administrative Agent, to notify or otherwise contact account debtors or obligors under any Receivables or otherwise collect or attempt to collect any Receivables directly from any such account debtors or obligors, in each case, unless an Unencumbered Asset Collection Event has occurred and is continuing.

7.3. [Reserved].

7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations in the order specified in Section 9.03 of the Note Agreement unless a court of competent jurisdiction shall otherwise direct.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral; Condition of Collateral. To the extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that at any time that an Unencumbered Asset Collection Event has occurred and is continuing, the Administrative Agent may compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.3. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.3; provided, however, that the rights of the Administrative Agent under this

Section 8.3 shall be subject to Sections 7.2, 8.17 and 8.18 hereof. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4. Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of Collateral consisting of uncertificated Investment Property held directly by a Grantor or with securities intermediaries holding Collateral consisting of Investment Property in a Securities Account, in each case, as may be necessary to give the Administrative Agent Control of such Collateral, (v) subject to the terms of Section 4.1.5, to enforce payment of the Receivables in the name of the Administrative Agent or any Grantor, (vi) to exercise all rights and powers of the Grantors relating to the Collateral, including, without limitation, those described in Section 4.6, (vii) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (viii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and each Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Note Agreement. Notwithstanding anything herein to the contrary, (a) the Administrative Agent shall not be entitled to exercise any rights under clause (vi) of this Section 8.4 with respect to the Receivables of the Grantors or clauses (ii) or (v) of this Section 8.4, in each case, unless an Unencumbered Asset Collection Event has occurred and is continuing, (b) the Administrative Agent shall not be entitled to exercise any rights under clauses (iv), (vii) or (viii) of this Section 8.4 unless an Event of Default has occurred and is continuing and (c) the rights of the Administrative Agent under clauses (iv) and (vi) of this Section 8.4 are subject to Sections 8.15, 8.17 and 8.18.

8.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 4.6, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of any Grantor contained in this Security Agreement, that, subject to Sections 7.2, 8.15, 8.17 and 8.18, the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against each Grantor.

8.6. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.7. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Holders.

8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.

8.9. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until all of the Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted) have been paid and performed in full and no commitments of the Administrative Agent or the Secured Parties which would give rise to any Secured Obligations are outstanding.

8.13. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

8.14. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

8.15. Membership Interest Transfer Certificates. Notwithstanding anything herein or in any Note Agreement to the contrary, the Administrative Agent acknowledges and agrees that its rights under this Security Agreement are subject to the terms and provisions of the Membership Interest Transfer Certificates.

8.16. Additional Grantors. Any Subsidiary that is required to become a party hereto pursuant to the Note Agreement shall enter into this Security Agreement as a Subsidiary Guarantor and a Grantor in accordance with Section 6.12 of the Note Agreement. Upon execution and delivery by the Administrative Agent and such Subsidiary of a Supplement, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Note Party hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Security Agreement. Upon such execution and delivery, each Exhibit to this Security Agreement shall be amended as appropriate to incorporate the additional information relating to such Grantor, and the Collateral owned by such Grantor, that is specified in the corresponding Exhibit to such Supplement.

8.17 Preservation of Bankruptcy Remoteness. Notwithstanding anything to the contrary in this Security Agreement or any other Note Document, the Administrative Agent hereby agrees that it shall not:

(a) institute or join any Person in instituting against any Designated Investment Vehicle, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law;

(b) contest or challenge, or join any other Person in contesting or challenging, the transfers of any assets or property (the “Securitization Assets”) from the Company to any Designated Investment Vehicle contemplated by any sale agreement, contribution agreement or similar agreement or instrument between the Company and any Designated Investment Vehicle or any other documents or instruments related thereto, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution”;

(c) assert that any Person and any Designated Investment Vehicle should be substantively consolidated or that any Designated Investment Vehicle is not or was not a limited liability company, trust or other entity separate and distinct from the Company or any other Person;

(d) transfer any of its interest in any Designated Investment Vehicle or any interest therein to any Person, unless the assignee of such interest shall have agreed in writing to be bound by the terms of this provision;

(e) make any Designated Investment Vehicle a party to this Security Agreement as a “Grantor”;

(f) alter or cause the alteration of the independent manager/director provisions of any Designated Investment Vehicle’s Organizational Documents or attempt to remove or replace any serving independent manager/director of any Designated Investment Vehicle; or

(g) amend this provision (i) without the consent of the administrative agent, note purchaser agent, trustee or other comparable representative (each a “Securitization Agent” and, collectively, the “Securitization Agents”) of the holders of the notes issued by any Designated Investment Vehicle in connection with any warehouse, term financing or securitization facility of any Designated Investment Vehicle (a “Securitization Facility”) or (ii) if no Securitization Agent exists in connection with the related Securitization Facility, the consent of the “Majority Noteholders” as such term is defined in the related Securitization Facility documents.

In any case, the agreements contained in clauses (a), (b), (c), (d), (f) and (g) of this paragraph shall survive termination of this Security Agreement and the other Note Documents for one year and a day after the date on which all amounts payable to all holders of the notes (other than the Company and Affiliates thereof) issued by each Designated Investment Vehicle in connection with each Securitization Facility, all Securitization Agents and all other secured parties in respect of each Securitization Facility (other than the Company and Affiliates thereof) pursuant to the transaction documents for each Securitization Facility shall have been paid in full and any commitments to advance funds to each Designated Investment Vehicle under each Securitization Facility have terminated. Each Securitization Agent (other than the Company and Affiliates thereof) is an express third-party beneficiary of this Section with full rights and standing to enforce the terms hereof as if a party to this Security Agreement.

8.18 Restrictions on Exercise of Voting and Control Rights. Notwithstanding anything to the contrary in this Security Agreement or any other Note Document, the Administrative Agent hereby agrees that, unless and until the Administrative Agent has completed the foreclosure on the security interest granted hereunder with respect thereto in the exercise of its remedies hereunder or in the exercise of Control, it shall not exercise any voting, consent, direction or management rights with respect to any Investment Vehicle or any Collateral consisting of Capital Stock or other Equity Rights in any Investment Vehicle at any time, whether or not an Event of Default has occurred and is continuing. Each Securitization Agent with respect to a Designated Investment Vehicle (other than the Company and Affiliates thereof) is an express third-party beneficiary of this Section with full rights and standing to enforce the terms hereof as if a party to this Security Agreement.

ARTICLE IX

NOTICES

9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, FAX or nationally established overnight courier service, and shall be deemed received (i) when received by the addressee if sent via the United States mail, postage prepaid, (ii) when receipt thereof by the addressee is confirmed by telephone if sent by FAX and (iii) one business day after delivery to an overnight courier service, if sent by such service, in each case addressed to the Grantors at the address of the Company set forth on Exhibit “A” as its principal place of business, and to the Administrative Agent and the Holders at the addresses set forth in the Note Agreement.

9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Holders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE AGENT

Fortress Credit Corp. has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article XI of the Note Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Holders to the Administrative Agent pursuant to the Note Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article XI. Any successor Administrative Agent appointed pursuant to Article XI of the Note Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

NEWSTAR FINANCIAL, INC.

By:	/s/ John J. Frishkopf
Name: Title:	John J. Frishkopf Treasurer

NEWSTAR FINANCIAL CALIFORNIA, LLC

By:	/s/ John J. Frishkopf
Name: Title:	John J. Frishkopf Treasurer

NEWSTAR ASSET MANAGEMENT LLC

By:	/s/ John J. Frishkopf
Name: Title:	John J. Frishkopf Secretary

NEWSTAR LOAN FUNDING, LLC

By:	/s/ John J. Frishkopf
Name: Title:	John J. Frishkopf Manager

FORTRESS CREDIT CORP., as Administrative Agent

By:	/s/ Constantine M. Dakolias
Name: Title:	Constantine M. Dakolias President

EXHIBIT “A”

(See Sections 3.3, 3.4, 3.5, 4.1.7 and 9.1 of Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address of each Grantor:

Attention:

Federal Employer Identification Number, Type of Organization, State of Organization and State Organization Number of each Grantor:

Grantor	Federal Employer		State of	State
	Identification	Type of	Organization or	Organization
	Number	Organization	Incorporation	Number

Locations of Inventory and Equipment and Fixtures:

A.	Properties Owned by the Grantors:

B.	Properties Leased by the Grantors (Include Landlord’s Name):

C.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

EXHIBIT “B”

(See Section 3.9 of Security Agreement)

Patents, copyrights, trademarks protected under federal law*:

*	For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

EXHIBIT “C”

List of Pledged Securities; Investment Property and CLO Notes

(See Section 3.13 of Security Agreement)

A. CLO NOTES CONSTITUTING INSTRUMENTS:

Issuer	Class	Original Principal Amount

B. CLO NOTES CREDITED TO SECURITIES ACCOUNTS:

Issuer	Class	Original
		Principal	Securities	Securities
		Amount	Intermediary	Account No.

C. CAPITAL STOCK OR OTHER EQUITY RIGHTS IN SUBSIDIARIES

(CERTIFICATED AND UNCERTIFICATED):

Grantor	Issuer	Description of Collateral	Certificate No.

****[Add description of custody accounts or arrangements with securities intermediary, if applicable]***

EXHIBIT “D”

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT “E”

(See Section 8.16 of Security Agreement)

SUPPLEMENT NO. [—] (this “Supplement”) dated as of [—], to the Pledge and Security Agreement dated as of January 5, 2010 (the “Security Agreement”), among NEWSTAR FINANCIAL, INC., a Delaware corporation (the “Company”), each Subsidiary of the Company from time to time party thereto (each a “Subsidiary Guarantor” and, together with the Company, the “Grantors”) and FORTRESS CREDIT CORP., as administrative agent (in such capacity, the “Administrative Agent”).

A. The Company, the Administrative Agent and the Holders entered into a Note Agreement dated as of January 5, 2010 (as it may be amended or modified from time to time, the “Note Agreement”). In order to induce the Holders to enter into, and extend credit to the Company under, the Note Agreement, the Grantors entered into the Security Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement or the Security Agreement, as applicable.

C. Section 8.16 of the Security Agreement provides that additional Subsidiaries of the Company may become Subsidiary Guarantors and Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Note Agreement to become a Subsidiary Guarantor and a Grantor under the Security Agreement in order to induce the Holders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

1. In accordance with Section 8.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

2. The New Subsidiary represents and warrants to the Administrative Agent and the Secured Parties that (i) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, the information relating to the New Subsidiary and the Collateral owned by the New Subsidiary set forth on the Exhibits attached hereto is true and correct and (iii) the representations and warranties set forth in Article III of the Security Agreement (after giving effect to the modification of the Exhibits to the Security Agreement to incorporate the information set forth in the Exhibits attached hereto) are true and correct as of the date hereof.

3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

FORTRESS CREDIT CORP., as Administrative Agent,

By:
Name:
Title:

EXHIBIT “A” TO SUPPLEMENT

(See Sections 3.3, 3.4, 3.5, 4.1.7 and 9.1 of Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address of each Grantor:

Attention:

Federal Employer Identification Number, Type of Organization, State of Organization and State Organization Number of each Grantor:

Grantor	Federal Employer		State of	State
	Identification	Type of	Organization or	Organization
	Number	Organization	Incorporation	Number

Locations of Inventory and Equipment and Fixtures:

A.	Properties Owned by the Grantors:

B.	Properties Leased by the Grantors (Include Landlord’s Name):

C.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

EXHIBIT “B” TO SUPPLEMENT

(See Section 3.9 of Security Agreement)

Patents, copyrights, trademarks protected under federal law*:

*	For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

EXHIBIT “C” TO SUPPLEMENT

List of Pledged Securities; Investment Property and CLO Notes

(See Section 3.13 of Security Agreement)

A. CLO NOTES CONSTITUTING INSTRUMENTS:

Issuer	Class	Original Principal Amount

B. CLO NOTES CREDITED TO SECURITIES ACCOUNTS:

Issuer	Class	Original
		Principal	Securities	Securities
		Amount	Intermediary	Account No.

C. CAPITAL STOCK OR OTHER EQUITY RIGHTS IN SUBSIDIARIES

(CERTIFICATED AND UNCERTIFICATED):

Grantor	Issuer	Description of Collateral	Certificate No.

****[Add description of custody accounts or arrangements with securities intermediary, if applicable]***

EXHIBIT “D” TO SUPPLEMENT

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT “F”

(see Section 4.1.5 of Security Agreement)

FORM OF PARTIAL RELEASE

This PARTIAL RELEASE dated as of [            ,             ] (this “Release”) is by Fortress Credit Corp., as Administrative Agent (the “Administrative Agent”) for the Holders party to the Note Agreement described below.

Reference is made to that certain (a) Note Agreement dated as of January 5, 2010 among NewStar Financial, Inc. (the “Company”), the holders from time to time party thereto (the “Holders”) and the Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) and (b) Pledge and Security Agreement dated as of January 5, 2010 among the Company, the subsidiaries of the Company party thereto (collectively, the “Subsidiary Guarantors” and, together with the Company, the “Grantors”) and the Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Security Agreement”). Capitalized terms used herein without definition which are defined in the Note Agreement or the Security Agreement, as applicable, have the same meanings herein as therein.

WHEREAS, the Grantors have informed the Administrative Agent that the Grantors have sold or otherwise disposed of the Collateral described on Exhibit A attached hereto (the “Transferred Assets”) in a transaction permitted by Section 7.04 of the Note Agreement (the “Disposition”);

WHEREAS, pursuant to Section 4.1.5 of the Security Agreement, the pledge, security interest and lien of the Administrative Agent in the Transferred Assets, and in all Collateral Revenues and other Proceeds thereafter paid with respect to such Collateral (but not in the proceeds of the Disposition) have, automatically and immediately upon such Disposition, and without any further action on the part of the Administrative Agent, been released; and

WHEREAS, this Release is being executed and delivered by the Administrative Agent pursuant to Section 4.1.5 of the Security Agreement in order to evidence the release by the Administrative Agent of its liens on and security interests in the Transferred Assets;

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Partial Release. The Administrative Agent hereby releases its liens on and security interests in the Grantors’ right, title and interest in and to the Transferred Assets and in all Collateral Revenues and other Proceeds hereafter paid with respect to such Collateral from and after the consummation of the Disposition (collectively, the “Released Assets”). For avoidance of doubt, the Administrative Agent confirms that the Released Assets shall not include the proceeds received by the Grantors from the Disposition.

2. Retention of Liens. It is expressly acknowledged and agreed that the forgoing release is limited solely to the Administrative Agent’s security interests in and liens on the Released Assets and shall not constitute a release by the Administrative Agent of any security interest in or lien on any other assets of the Grantors.

3. Miscellaneous.

(a) Nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Security Agreement or the other Note Documents, all of which remain in full force and effect as of the date hereof.

(b) The Administrative Agent agrees to execute and deliver promptly to the Grantors or the purchaser of the Transferred Assets, as applicable, at the expense of Grantors, all UCC-3 partial releases and other instruments necessary or desirable to release of record the liens and security interests of the Administrative Agent in the Released Assets.

[Signature page follows]

IN WITNESS WHEREOF, the Administrative Agent has caused this Release to be duly executed by its authorized officer as of the day and year first above written.

ADMINISTRATIVE AGENT

FORTRESS CREDIT CORP., as Administrative Agent

By:
Name:
Title:

EXHIBIT A

Transferred Assets